BlueLinx Q1 2024 Results Delivering What Matters May 1, 2024 © BlueLinx 2024. All Rights Reserved. 1 EXHIBIT 99.2

This presentation contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “could”, “expect,” “estimate,” “intend,” “may”, “project,” “plan,” “should”, “will”, “will be,” “will likely continue,” “will likely result”, “would” or words or phrases of similar meaning. The forward-looking statements in this presentation include statements about our confidence in the Company’s long-term growth strategy; our ability to capitalize on supplier-led price increases and our value-added services; our areas of focus and management initiatives; the demand outlook for construction materials and expectations regarding new home construction, repair and remodel activity and continued investment in existing and new homes; our positioning for long-term value creation; our efforts and ability to generate profitable growth; our ability to increase net sales in specialty product categories; our ability to generate profits and cash from sales of specialty products; our multi-year capital allocation plans; our ability to manage volatility in wood-based commodities; our improvement in execution and productivity; our efforts and ability to maintain a disciplined capital structure and capital allocation strategy; our ability to maintain a strong balance sheet; our ability to focus on operating improvement initiatives and commercial excellence; and whether or not the Company will continue any share repurchases. Forward-looking statements in this presentation are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward- looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: housing market conditions; pricing and product cost variability; volumes of product sold; competition; the cyclical nature of the industry in which we operate; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; effective inventory management relative to our sales volume or the prices of the products we produce; business disruptions; potential acquisitions and the integration and completion of such acquisitions; information technology security risks and business interruption risks; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, wars or other unexpected events; the impacts of climate change; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the effects of epidemics, global pandemics or other widespread public health crises and governmental rules and regulations; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; the potential to incur more debt; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; a lowering or withdrawal of debt ratings; changes in our product mix; increases in fuel and other energy prices or availability of third-part freight providers; changes in insurance-related deductible/retention reserves based on actual loss development experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; interest rate risk, which could cause our debt service obligations to increase; and changes in, or interpretation of, accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. Immaterial Rounding Differences. Immaterial rounding adjustments and differences may exist between slides, press releases, and previously issued presentations. This presentation and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. 2 Safe Harbor Statement

Opening Remarks 3 Shyam Reddy President & CEO

4 BlueLinx: Delivering What Matters BLUELINX STRATEGIC PRIORITIES

n Net sales of $726M, down 9.0% year-over-year q Net sales impacted by January weather conditions and ongoing specialty deflation n Gross profit of $128M, down 4% year-over-year q 17.6% of net sales q 81% of gross profit from specialty products n Gross margin of 17.6%, up 90 bps year-over-year q 20.7% specialty gross margin, including the net benefit of $7M of duty-related items q 10.6% structural gross margin n Net income of $17M and Diluted EPS of $2.00 n Adjusted net income of $19M and Adjusted Diluted EPS of $2.14 (non-GAAP) n Adjusted EBITDA of $39M (non-GAAP), or 5.3% of sales, including the net benefit of $7M of duty-related items n Used operating cash of ($31)M q Free cash flow of ($37)M (non-GAAP) q Net leverage of (0.8x) (1) Note: see appendix for reconciliations to all non-GAAP measures (1) Excludes real property finance leases. Net leverage ratio of 0.6x including real property finance lease liabilities. Net leverage ratio excluding finance lease obligations is included within the terms of our revolving credit agreement. Explosive profitable growth with a highly engaged team 5 FIRST QUARTER 2024 RESULTS 1Q 2024 Sales by Product Category Specialty Products 69% Structural Products 31% 1Q 2024 Gross Profit by Product Category Specialty Products 81% Structural Products 19%

n New home starts decelerating q March single-family housing starts down 12% from February q Builder's confidence remained at 51 in April, up 6 points from April 2023 but flat with March 2024 (1) after 4 months of sequential improvement n Home affordability remains challenging q Mortgage rates still elevated q Home price appreciation q Low housing inventory n Repair and remodel market expected to decline in 2024(2) q 2024 spend expected to be lower than 2023 and 2022(2) q Existing home sales are at lowest levels in nearly 30 years (3) Note: Management’s estimate by end market for two-step distribution of building materials (1) Source: NAHB Housing Market Index (HMI) is based on a monthly survey of NAHB members designed to take the pulse of the single-family housing market. The survey asks respondents to rate market conditions for the sale of new homes at the present time and in the next six months as well as the traffic of prospective buyers of new homes (2) Source: Joint Center for Housing Studies at Harvard University. The Leading Indicator of Remodeling Activity (LIRA) provides a short-term outlook of national home improvement and repair spending to owner-occupied homes. (3) Source: National Association of Realtors 6 U.S. HOUSING INDUSTRY BLUELINX SALES BY END MARKET Repair & Remodel 45% New Home Construction 40% Commercial 15%

Financial Review 7 Andy Wamser Chief Financial Officer

FIRST QUARTER 2024 RESULTS

$ millions, except per share data	Q1 2024	Q1 2023	Variance
Net Sales	$726	$798	(9.0)%
Gross Profit	$128	$134	(4.4)%
Gross Margin %	17.6%	16.7%	90 bps
Adjusted Net Income *	$19	$23	(19.0)%
Adjusted Diluted EPS *	$2.14	$2.53	(15.4)%
Adjusted EBITDA *	$39	$47	(17.4)%
Adjusted EBITDA % *	5.3%	5.9%	(60) bps
Free Cash Flow *	($37)	$80	($117)
Net Leverage [(1)]	(0.8x)	(0.2x)	(0.6x)

* Non-GAAP. See Appendix for reconciliations for all non-GAAP figures

Q1 Commentary

- **Net Sales decreased 9.0% to $726M**
  - Specialty product sales down 11.3%
  - Structural product sales down 3.3%
- **Gross Margin of 17.6%, up 90 bps**
  - Includes a net benefit of approximately $7M related to import duties from prior periods
- **Adjusted Diluted EPS of $2.14 ***
- **Adjusted EBITDA of $39M ***
  - Adjusted EBITDA margin of 5.3% *
  - Adjusted EBITDA margin of 4.4% excluding duty-related items
- **Free Cash Flow of ($37)M ***
  - Cash Flow from Operations ($31)M
  - Capital Expenditures of $5M; finance leases $8M

Note: All comparisons versus the prior-year period unless otherwise noted
(1) Excludes real property finance lease liabilities. Net leverage including real property finance lease liabilities was 0.6x for both periods. Net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement.

BLUELINX

8

($ millions) n Net sales of $504M, down 11% q Driven by deflation q Specialty is approximately 70% of total net sales n Gross profit of $104M, down 2% q Specialty gross profit 81% of total gross profit q Includes the net benefit of duty-related items n Gross margin of 20.7%, up 190 bps q 19.4% margin excluding duty-related items q Above expectation of 18% to 19% Q1 Commentary 9 SPECIALTY PRODUCTS Q1 2024 RESULTS $768 $788 $724 $592 $568 $571 $559 $487 $504 24.0% 22.9% 20.9% 21.1% 18.8% 19.1% 19.8% 19.4% 20.7% Net Sales GM Rate 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24

($ millions) n Net sales of $222M, down 3% q Driven by framing lumber volumes q Year-over-year average market pricing for commodities was mixed: Ÿ 2% decrease in average price of lumber Ÿ 23% increase in average price of panels n Gross profit of $24M, down 12% q Structural gross profit 19% of total gross profit n Gross margin of 10.6%, down 110 bps q Within expectation of 10% to 11% Q1 Commentary 10 STRUCTURAL PRODUCTS Q1 2024 RESULTS $534 $452 $336 $256 $230 $245 $251 $226 $222 20.0% 4.7% 11.3% 10.4% 11.7% 11.0% 11.3% 10.6% 10.6% Net Sales GM Rate 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24

* Net Leverage including real property financing leases was 0.9x, 0.6x, and 0.6x in Q1 2022, Q1 2023, and Q1 2024 respectively. Net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement. Note: see appendix for reconciliations for non-GAAP measures n At the end of Q1 2024: § Net leverage of (0.8x) § Net debt of ($133)M § Cash/Cash Equivalents of $481M § Total available liquidity of $828M n No material outstanding debt maturities until 2029 ($ millions) undrawn revolver Debt Maturity Schedule * $350 million revolver less $4 million of reserves and letters of credit; $346 million of net availability Note: debt maturity schedule does not include finance lease obligations Net Leverage* 11 BALANCE SHEET $300 $30 $27 $48 $300 $300 $300 $330 $327 $348 Finance Leases Excluding Real Property Senior Notes Q1 2022 Q1 2023 Q1 2024 0.5 (0.2) (0.8) Net Leverage Q1 2022 Q1 2023 Q1 2024 Gross Debt Structure

1Q24 Free Cash Flow Walk $ in millions Net Working Capital Management(1) $ in millions See Appendix for reconciliations for all non-GAAP figures (1) Net working capital includes accounts receivable, inventory, and accounts payable; Return on net working capital is calculated by dividing trailing twelve month (TTM) Adjusted EBITDA by net working capital as of the end of the period presented or discussed 12 WORKING CAPITAL AND FREE CASH FLOW $830 $761 $688 $584 $531 $484 $459 $414 $487 Total Net Working Capital Return on Net Working Capital 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 $200 $300 $400 $500 $600 $700 $800 $900 —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%

INVEST IN THE BUSINESS STRATEGIC ACQUISITIONS SHARE REPURCHASES OPERATING CASH FLOW GUIDING PRINCIPLES n Maintain strong balance sheet and financial stability n Long-term net leverage could increase to at or around 2.0x when considering growth n Invest in business through fluctuating economic cycles n Acquisitions aligned to strategy n Opportunistic share repurchases FREE CASH FLOW RETURN TO SHAREHOLDERSGROWTH AND MARGIN EXPANSION 13 CAPITAL ALLOCATION FRAMEWORK

Q&A 14

Appendix 15

20-year average (1) Source: Historical data is U.S. Census Bureau; Forecast from John Burns Real Estate Consulting, LLC subject limitations and disclaimers – not for redistribution (2) Source: Joint Center for Housing Studies at Harvard University. The Leading Indicator of Remodeling Activity (LIRA) provides a short-term outlook of national home improvement and repair spending to owner-occupied homes. (3) Source: Historical data is Freddie Mac; Forecast: John Burns Real Estate Consulting, LLC subject limitations and disclaimers – not for redistribution. Mortgage rates expected to remain above 20-year average Starts expected to be around 20-year average and well above 2009-2011 levels 16 MACRO TRENDS Remodeling spend expected to slow in 2024 20-year average 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 E 20 25 E 20 26 E 20 27 E — 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 Total U.S. Single Family Housing Starts (SFHS) Housing starts in thousands(1) 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 20 25 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 LIRA Remodeling Activity Index TTM Moving Total - Dollars in billions(2) 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 P 20 25 P 20 26 P 20 27 P —% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 30 Year Fixed Mortgage Rates As of April 2024(3)

Average Q1 24 lumber prices declined 2% year- over-year and increased 5% from Q4 23 (1) Source: Random Lengths and company analysis 17 WOOD-BASED COMMODITY PRICE TRENDS Average Q1 24 panel prices increased 23% year-over-year and increased 5% from Q4 23 484 540 467 347 357 344 357 368 400 411 762 687 987 1,243 466 702 1,244 797 587 449 413 408 437 383 403 20 18 Q 1 20 18 Q 2 20 18 Q 3 20 18 Q 4 20 19 Q 1 20 19 Q 2 20 19 Q 3 20 19 Q 4 20 20 Q 1 20 20 Q 2 20 20 Q 3 20 20 Q 4 20 21 Q 1 20 21 Q 2 20 21 Q 3 20 21 Q 4 20 22 Q 1 20 22 Q 2 20 22 Q 3 20 22 Q 4 20 23 Q 1 20 23 Q 2 20 23 Q 3 20 23 Q 4 20 24 Q 1 — 200 400 600 800 1,000 1,200 1,400 503 549 483 389 373 350 337 343 387 401 682 713 1,003 1,566 766 715 1,232 874 671 528 499 532 636 585 615 20 18 Q 1 20 18 Q 2 20 18 Q 3 20 18 Q 4 20 19 Q 1 20 19 Q 2 20 19 Q 3 20 19 Q 4 20 20 Q 1 20 20 Q 2 20 20 Q 3 20 20 Q 4 20 21 Q 1 20 21 Q 2 20 21 Q 3 20 21 Q 4 20 22 Q 1 20 22 Q 2 20 22 Q 3 20 22 Q 4 20 23 Q 1 20 23 Q 2 20 23 Q 3 20 23 Q 4 20 24 Q 1 — 200 400 600 800 1,000 1,200 1,400 1,600 1,800 Framing Lumber Composite Index $/mbf, Quarterly Average Price(1) As of March 2024 Structural Panel Composite Index $/msf, Quarterly Average Price(1) As of March 2024

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this presentation. The Company cautions that non-GAAP measures are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. The Company further cautions that its non-GAAP measures, as used herein, are not necessarily comparable to other similarly titled measures of other companies due to differences in methods of calculation. Adjusted EBITDA and Adjusted EBITDA Margin. BlueLinx defines Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items. The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We determine our Adjusted EBITDA Margin, which we sometimes refer to as our Adjusted EBITDA as a percentage of net sales, by dividing our Adjusted EBITDA for the applicable period by our net sales for the applicable period. We believe that this ratio is useful to investors because it more clearly defines the quality of earnings and operational efficiency of translating sales to profitability. Adjusted Net Income and Adjusted Earnings Per Share. BlueLinx defines Adjusted Net Income as net income adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items, further adjusted for the tax impacts of such reconciling items. BlueLinx defines Adjusted Earnings Per Share (basic and/or diluted) as the Adjusted Net Income for the period divided by the weighted average outstanding shares (basic and/or diluted) for the periods presented. We believe that Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are useful to investors to enhance investors’ overall understanding of the financial performance of the business. Management also believes Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are helpful in highlighting operating trends. Free Cash Flow. BlueLinx defines free cash flow as net cash provided by operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities. BlueLinx calculates Net Debt as its total short- and long-term debt, including outstanding balances under our term loan and revolving credit facility and the total amount of its obligations under finance leases, less cash and cash equivalents. Net Debt Excluding Real Property Finance Lease Liabilities is calculated in the same manner as Net Debt, except the total amount of obligations under real estate finance leases are excluded. Although our credit agreements do not contain leverage covenants, a net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement. We believe that Net Debt and Net Debt Excluding Real Property Finance Lease Liabilities are useful to investors because our management reviews both metrics as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our Overall Net Leverage Ratio by dividing our Net Debt by Twelve-Month Trailing Adjusted EBITDA. Our calculation of Net Leverage Ratio Excluding Real Property Finance Lease Liabilities is determined by dividing our Net Debt Excluding Real Property Finance Lease Liabilities by Twelve-Month Trailing Adjusted EBITDA. We believe that these ratios are useful to investors because they are indicators of our ability to meet our future financial obligations. In addition, our Net Leverage Ratio is a measure that is frequently used by investors and creditors. Our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are not made in accordance with GAAP and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. The calculations of our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are presented in the table on page 25. Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. 18 Non-GAAP Measures and Supplemental Financial Information

Supplemental Financial Information

Net sales, gross profit dollars, gross profit percentages, sales mix, and gross profit mix by product category by fiscal quarter, Q1 2022 – Q1 2024

In millions where dollars are presented

	Fiscal Quarter								
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2022
Net sales by category									
Specialty products	$ 504	$ 487	$ 559	$ 571	$ 568	$ 592	$ 724	$ 788	$ 768
Structural products	222	226	251	245	230	256	336	452	534
Net sales	$ 726	$ 713	$ 810	$ 816	$ 798	$ 848	$ 1,061	$ 1,239	$ 1,302
Net sales mix by category									
Specialty products	69 %	68 %	69 %	70 %	71 %	70 %	68 %	64 %	59 %
Structural products	31 %	32 %	31 %	30 %	29 %	30 %	32 %	36 %	41 %
Net sales	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %
Gross profit $ by category									
Specialty products	$ 104	$ 95	$ 111	$ 109	$ 107	$ 125	$ 151	$ 180	$ 184
Structural products	24	24	28	27	27	27	38	21	107
Gross profit	$ 128	$ 119	$ 139	$ 136	$ 134	$ 151	$ 189	$ 201	$ 291
Gross margin percentage by category									
Specialty products	21 %	19 %	20 %	19 %	19 %	21 %	21 %	23 %	24 %
Structural products	11 %	11 %	11 %	11 %	12 %	10 %	11 %	5 %	20 %
Total gross margin %	18 %	17 %	17 %	17 %	17 %	18 %	18 %	16 %	22 %
Gross profit mix by category									
Specialty products	81 %	80 %	80 %	80 %	80 %	82 %	80 %	89 %	63 %
Structural products	19 %	20 %	20 %	20 %	20 %	18 %	20 %	11 %	37 %
Gross profit	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %

BLUELINX
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Non-GAAP Reconciliation

Adjusted Net Income and Adjusted Diluted EPS reconciliation for fiscal quarters Q1 2022 - Q1 2024

In thousands where dollars are presented, except per share data

	Fiscal Quarter								
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2022
Net income (loss)	$ 17,492	$ (18,124)	$ 24,382	$ 24,466	$ 17,812	$ 31,986	$ 59,509	$ 71,272	$ 133,409
Adjustments:									
Share-based compensation expense	2,350	2,580	2,980	1,926	4,569	3,588	2,092	1,775	2,162
Amortization of deferred gains on real estate	(984)	(982)	(984)	(984)	(984)	(983)	(983)	(984)	(984)
Gain from sales of property	—	—	—	—	—	—	—	(144)	—
Pension settlement and related expenses[1]	—	31,034	594	594	594	—	—	—	—
Acquisition-related costs[2]	—	186	75	—	17	1,022	233	—	—
Restructuring and other[3]	314	(784)	606	993	3,099	1,804	1,034	1,126	2,338
Tax impacts of reconciling items above [4]	(405)	11,891	(889)	(607)	(1,933)	(1,168)	(623)	(409)	(921)
Adjusted net income - non-GAAP	**$ 18,767**	**$ 25,801**	**$ 26,764**	**$ 26,388**	**$ 23,174**	**$ 36,249**	**$ 61,262**	**$ 72,636**	**$ 136,004**
Basic EPS	$ 2.02	$ (2.08)	$ 2.72	$ 2.70	$ 1.96	$ 3.53	$ 6.44	$ 7.64	$ 13.72
Diluted EPS	$ 2.00	$ (2.08)	$ 2.71	$ 2.70	$ 1.94	$ 3.50	$ 6.38	$ 7.48	$ 13.19
Weighted average shares outstanding - Basic	8,653	8,704	8,936	9,040	9,059	9,036	9,230	9,324	9,720
Weighted average shares outstanding - Diluted	8,741	8,757	8,970	9,057	9,157	9,128	9,328	9,520	10,113
Non-GAAP Adjusted Basic EPS - non-GAAP	**$ 2.16**	**$ 2.96**	**$ 2.99**	**$ 2.92**	**$ 2.55**	**$ 4.01**	**$ 6.63**	**$ 7.79**	**$ 13.99**
Non-GAAP Adjusted Diluted EPS - non-GAAP	**$ 2.14**	**$ 2.94**	**$ 2.98**	**$ 2.91**	**$ 2.53**	**$ 3.97**	**$ 6.56**	**$ 7.63**	**$ 13.44**

(1) *Reflects* expenses related to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan (defined benefit) in 4Q 2023.

(2) Reflects primarily legal, professional, technology and other integration costs.

(3) Reflects costs related to our restructuring activities, such as severance, and other one-time non-operating items.

(4) Tax impact calculated based on the effective tax rate for the respective quarterly periods

BLUELINX

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Free cash flow by fiscal quarter Q1 2022 - Q1 2024 In millions $ 21 Non-GAAP Reconciliation Fiscal Quarter 1Q 2024 4Q 2023 3Q 2023 2Q 2023 1Q 2023 4Q 2022 3Q 2022 2Q 2022 1Q 2022 Net cash (used in) provided by operating activities $ (31) $ 76 $ 78 $ 64 $ 89 $ 154 $ 143 $ 101 $ 2 Less: Property and equipment investments (5) (9) (5) (5) (9) (17) (12) (4) (2) Free cash flow - non-GAAP $ (36) $ 67 $ 73 $ 59 $ 80 $ 137 $ 131 $ 97 $ —

Supplemental Financial Information Net Working Capital by Fiscal Quarter Q1 2022 – Q1 2024 22 Fiscal Quarter 1Q 2024 4Q 2023 3Q 2023 2Q 2023 1Q 2023 4Q 2022 3Q 2022 2Q 2022 1Q 2022 Current assets: Receivables, less allowance for doubtful accounts $ 288 $ 228 $ 298 $ 294 $ 299 $ 252 $ 360 $ 423 $ 497 Inventories, net 371 344 364 379 409 484 536 578 563 659 572 662 674 708 736 896 1,001 1,060 Current liabilities: Accounts payable 172 158 202 190 177 152 208 240 230 172 158 202 190 177 152 208 240 230 Net Working Capital $ 487 $ 414 $ 460 $ 484 $ 531 $ 584 $ 688 $ 761 $ 830 Each component used to compute Net Working Capital in this table is determined in accordance with GAAP and reported in our consolidated balance sheets. Amounts presented are rounded up in this presentation to align with figures as presented in the deck. As a result, the rounded figures in this presentation may not agree to presentation in other formats we've published such as earnings news releases, other earnings decks, or other similar materials presented elsewhere. For more information, please see our public filings for the periods presented.

Non-GAAP Reconciliation

Adjusted EBITDA reconciliation by fiscal quarter, Q1 2022 – Q1 2024

In millions where dollars are presented

	Fiscal Quarter								
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2022
Net income (loss)	$ 17	$ (18)	$ 24	$ 24	$ 18	$ 32	$ 60	$ 71	$ 133
Adjustments:									
Depreciation and amortization	9	8	8	8	8	7	7	7	7
Interest expense, net	5	4	6	6	8	9	10	11	11
Provision for (benefit from) income taxes	6	10	9	8	6	9	21	21	48
Share-based compensation expense	2	3	3	2	4	4	2	2	2
Amortization of deferred gain on real estate	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Gain from sales of property	—	—	—	—	—	—	—	—	—
Pension settlement and related expenses[(1)]	—	31	1	1	1	—	—	—	—
Acquisition-related costs[(2)]	—	—	—	—	—	1	—	—	—
Restructuring and other [(3)]	1	(1)	1	1	3	2	1	1	2
Adjusted EBITDA - non-GAAP	**$ 39**	**$ 36**	**$ 50**	**$ 49**	**$ 47**	**$ 63**	**$ 100**	**$ 112**	**$ 202**
Net Sales	$ 726	$ 713	$ 810	$ 816	$ 798	$ 848	$ 1,061	$ 1,239	$ 1,302
Adjusted EBITDA - non-GAAP	39	36	50	49	47	63	100	112	202
Adjusted EBITDA Margin - non-GAAP	**5.4 %**	**5.1 %**	**6.2 %**	**6.0 %**	**5.9 %**	**7.4 %**	**9.4 %**	**9.1 %**	**15.5 %**

(1) *Reflect* expenses related to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan (defined benefit) in 4Q 2023.

(2) Reflects primarily legal, professional, technology and other integration costs.

(3) Reflects costs related to our restructuring activities, such as severance, and other one-time non-operating items..

Note: Figures are rounded in this presentation to align with figures as presented in the deck. As a result, the rounded figures in this presentation may not agree to presentation in other formats we have published such as earnings releases, other earnings decks, or other similar materials presented elsewhere.

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Twelve-Month Trailing Adjusted EBITDA reconciliation by Fiscal Quarter, Q1 2022 – Q1 2024 In millions $ 24 Non-GAAP Reconciliation (1) Reflects expenses related to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan in 4Q 2023. (2) Reflects primarily legal, professional, technology and other integration costs. (3) Reflects costs related to our restructuring activities, such as severance, and other one-time non-operating items.. Note: Figures are rounded in this presentation to align with figures as presented in the deck. As a result, the rounded figures in this presentation may not agree to presentation in other formats we have published such as earnings releases, other earnings decks, or other similar materials presented elsewhere. Twelve-Month Trailing as of the End of Fiscal Quarter 1Q 2024 4Q 2023 3Q 2023 2Q 2023 1Q 2023 4Q 2022 3Q 2022 2Q 2022 1Q 2022 Net income $ 48 $ 49 $ 99 $ 134 $ 181 $ 296 $ 338 $ 325 $ 368 Adjustments: Depreciation and amortization 34 32 31 30 29 28 27 27 27 Interest expense, net 21 24 29 34 39 42 43 41 39 Term loan debt issuance costs — — — — — — 2 2 2 Provision for (benefit from) income taxes 32 33 32 44 58 99 115 110 123 Share-based compensation expense 10 12 13 12 12 10 8 7 7 Amortization of deferred gain on real estate (4) (4) (4) (4) (4) (4) (4) (4) (4) Gain from sales of property — — — — — — (7) (7) (7) Pension settlement and related expenses(1) 32 33 2 1 1 — — — — Acquisition-related costs(2) — — 1 1 1 1 — — — Restructuring and other (3) 1 4 6 7 7 6 6 5 4 Adjusted EBITDA - non-GAAP $ 174 $ 183 $ 209 $ 259 $ 324 $ 478 $ 528 $ 506 $ 559

Non-GAAP Reconciliation / Supplemental Financial Information

The following table presents Net Debt, Net Debt excluding real property finance lease liabilities, Net Leverage Ratio, and Net Leverage Ratio excluding real property finance lease liabilities, for the fiscal quarter indicated:

	Fiscal Quarter								
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2022
	($ amounts in thousands)								
Long term debt [1]	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000
Finance lease liabilities for equipment and vehicles	48,445	42,252	34,008	27,743	27,162	29,300	28,842	27,577	29,902
Finance lease liabilities for real property	243,622	243,174	243,335	243,445	243,602	243,775	243,894	243,848	242,038
Total debt	592,067	585,426	577,343	571,188	570,764	573,075	572,736	571,425	571,940
Less: available cash and cash equivalents	481,309	521,743	469,783	418,325	376,234	298,943	229,364	104,952	74,438
Net Debt (total debt and all finance leases, excluding cash)	$ 110,758	63,683	107,560	152,863	$ 194,530	$ 274,132	343,372	466,473	497,502
Net Debt, excluding liabilities for finance leases for real property	$ (132,864)	$ (179,491)	$ (135,775)	$ (90,582)	$ (49,072)	$ 30,357	$ 99,478	$ 222,625	$ 255,464
Twelve-Month Trailing Adjusted EBITDA - non-GAAP, see above reconciliation	$ 174,651	$ 182,804	$ 209,435	$ 259,163	$ 322,392	$ 477,742	$ 526,617	$ 505,537	$ 559,799
Net Leverage Ratio	**0.6x**	**0.3x**	**0.5x**	**0.6x**	**0.6x**	**0.6x**	**0.7x**	**0.9x**	**0.9x**
Net Leverage Ratio Excluding Real Property Finance Lease Liabilities[2]	**(0.8x)**	**(1.0x)**	**(0.6x)**	**(0.3x)**	**(0.2x)**	**0.1x**	**0.2x**	**0.4x**	**0.5x**

(1) For the periods presented above, our long-term debt is comprised of $300.0 million of senior-secured notes issued in October 2021. These notes are presented under the long-term debt caption of our consolidated balance sheet net of unamortized discount and unamortized debt issuance costs. Our senior secured notes are presented in this table at their face value for the purposes of calculating our net leverage ratio.

(2) Net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement.

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